EXHIBIT 4.1
                                                                     -----------

                              SECOND AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made and entered into as of this 10th day of July, 1998, by and between CPAC, INC., a New York corporation, as borrower (the "Borrower"), and NATIONSBANK, N.A., a national banking association, as lender (the "Lender").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrower and the Lender are parties to that certain Second Amended and Restated Loan Agreement, dated as of October 13, 1994, as amended by the First Amendment to Second Amended and Restated Loan Agreement, dated as of October 31, 1996 (as amended, the "Loan Agreement"), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

     WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms hereof, to amend certain provisions of the Loan Agreement, including
(i) an increase in the amount of the existing revolving credit facility under the Loan Agreement from $10,000,000 to $20,000,000; and (ii) an extension of the maturity date from October 31, 1999 to October 31, 2000; and

     NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Loan Agreement.

     2. AMENDMENT TO ARTICLE I. Article I of the Loan Agreement is hereby amended by deleting the definitions of "Commitment," "Loan Amount," and "Note"
                                        ----------    -----------        ----
in their entirety and substituting in lieu thereof the following new definitions to read as follows:

     "Commitment:    That certain agreement dated as of September 29, 1994
      ----------     between the Borrower and the Lender, a copy of which is
                     attached hereto as Exhibit 'A,' as amended and supplemented by that certain agreement dated as of October 25, 1996 between the Borrower and the Lender, a copy of which is attached as Exhibit 'A' to the First Amendment to the Loan Agreement dated as of October 31, 1996 by and between the Borrower and the Lender, and as amended and supplemented by that certain agreement dated as of June 19, 1998 between the Borrower and the Lender, a copy of which is attached as Exhibit
                     'A' to the Second Amendment to the Loan Agreement dated as of July 10, 1998 by and between the Borrower and the Lender."

     "Loan Amount:   Revolving Loan - Up to $20,000,000.
     -----------     Term Loan - The Term Loan has been paid off."

     "Note:    The Second Amended and Restated Promissory Note, dated as of
      ----     July 10, 1998 (the 'Revolving Note') in the principal amount of its Loan Amount made by the Borrower to the order of the Lender."

     3. AMENDMENT TO ARTICLE II. Article II of the Loan Agreement, Representations and Warranties of the Borrower, is hereby amended by adding the
----------------------------------------------
following Section 2.7:

     "2.7 (a) The Borrower has (i) begun analyzing the operations of the Borrower and of each of its Subsidiaries' that could be adversely affected by the failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries will be able to recognize and perform properly date-sensitive functions prior to and any date after December 31, 1999); (ii) developed a plan and timeline for becoming Year 2000 compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that its operations and any of its Subsidiaries' operations will become Year 2000 compliant on a timely basis, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect.

               (b) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower or of any of its Subsidiaries will be Year 2000 compliant for their own computer applications, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect."

     4.   AMENDMENTS TO ARTICLE III.

          (a)  Article III of the Loan Agreement, Covenants of the Borrower, is
                                                  -------------------------
hereby amended by deleting the existing Section 3.09 in its entirety and substituting in lieu thereof: "[Reserved]."

          (b)         Article III of the Loan Agreement, Covenants of the
                                                         -----------------
Borrower, is hereby further amended by deleting the first sentence of Section
--------
3.12 in its entirety and substituting in lieu thereof:

          "The Borrower will maintain a minimum Net Worth of no less than Fifty Million Dollars ($50,000,000) plus seventy-five percent (75%) of the
                                   ----
     cumulative, positive Net Income generated from March 31, 1998 to the end of such fiscal quarter during which the computation of Net Worth is being made; provided, however, that during any fiscal quarter during which the
           --------  -------
     Borrower institutes and/or maintains a monetary dividend payment on its Capital Stock, sixty-five percent (65%) of the Net Income generated for such fiscal quarter instead of seventy-five percent (75%) of the Net Income generated shall be included in the computation of Net Worth."

          (c)         Article III of the Loan Agreement, Covenants of the
                                                         -----------------
Borrower, is hereby further amended by deleting the existing Section
--------
3.13 in its entirety and substituting in lieu thereof:

          "3.13     The Borrower will maintain as of the end of each fiscal
          quarter a Funded Debt to Cash Flow ratio of not more than 3.0 to 1.0. 'Cash Flow' shall be defined as Net Income of the Borrower for the most recently completed four (4) fiscal quarters, plus, to the extent deducted in determining Net Income, the sum of each of the following for such period: (a) depreciation and amortization allowances,
          (b) interest expense (net of any interest income) and (c) income tax expense. 'Funded Debt' shall be defined as Debt for money borrowed and Debt represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Debt upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Debt issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Debt represent Debt for money borrowed, and, without duplication, guaranties of any of the foregoing."

          (d)         Article III of the Loan Agreement, Covenants of the
                                                         -----------------
Borrower, is hereby further amended by deleting the
---------
existing Section 3.14 in its entirety and substituting in lieu thereof:

          "3.14     The Borrower will not make or incur Capital Expenditures and
          Capital Lease Obligations in excess of five million dollars ($5,000,000.00) in the aggregate during any fiscal year of the Borrower without the prior written consent of the Lender."

          (e)  Article III of the Loan Agreement, Covenants of the Borrower, is
                                                  -------------------------
 hereby further amended by adding the following new Sections 3.16, 3.17 and 3.18:

       "3.16 The Borrower shall maintain as of the end of each fiscal quarter an Adjusted Cash Flow to Debt Service ratio of not less than 1.5:1.0. 'Adjusted Cash Flow' shall mean Cash Flow minus dividends for the most recently completed four (4) fiscal quarters. 'Debt Service' shall mean that portion of Long Term Debt and interest expense which is due and payable within a twelve (12) month period from the date of which Debt Service is to be determined. 'Long Term Debt' shall mean that portion of Total Liabilities which is due and payable after a twelve (12) month period from the date at which Long Term Debt is to be determined."

          "3.17     The Borrower shall be permitted to make an acquisition or
          series of acquisitions without Lender approval or notification for an aggregate gross consideration of not more than $5,000,000 (cash or stock, including the assumption of liabilities, as permitted under the loan covenants) in any fiscal year. Acquisition(s) that exceed $5,000,000 in any fiscal year, may be made by the Borrower only with the prior written approval of the Lender by submitting to the Lender such information concerning such acquisition as the Lender may request including, without limitation, a proforma income statement and balance sheet of the combined entities for the immediately preceding twelve
          (12) months based on actual results, along with a proforma income statement and balance sheet for the following twelve (12) months."

     "3.18     The Borrower will promptly notify the Lender in the event the
          Borrower is made aware of or determines that any computer application that is material to the operations of the Borrower or of any of its Subsidiaries or of any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect."

     5.   AMENDMENT TO ARTICLE V. Section 5.1 of the Loan Agreement, General
                                                                     -------
      Covenants, is hereby amended by deleting the existing Section 5.01 in its
      ---------
      entirety and substituting in lieu thereof:

      "5.1 The Borrower agrees to pay the Lender an unused fee on the aggregate unborrowed balance of the Revolving Loan, for each day from July 10, 1998 until the Revolving Loan maturity date, at a rate of one-eighth of one percent (1/8%) per annum. Such unused fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be billed quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1998, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any unused fee then payable shall also be due and payable on the Revolving Loan maturity date."

     6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to and in favor of the Lender as follows:

          (a) Each representation and warranty set forth in Article II of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent
(i) previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, (ii) Borrower has provided the Lender updates to information provided to the Lender in accordance with the terms of such representations and warranties, or (iii) relating specifically to the Agreement Date or otherwise inapplicable;

          (b) The Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and
(ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

          (d) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Articles of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are bound.

     7. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:

          (a)  all of the representations and warranties of the Borrower under
     Section 5 hereof which are made as of the date hereof, shall be true and correct in all material respects;

          (b) receipt by the Lender of a certificate of the chief financial officer of the Borrower certifying that no Default exists both before and after giving effect to this Amendment, and there has been no material adverse change in the financial condition of the Borrower both before and after giving effect to this Amendment;

          (c) receipt by the Lender of duly executed Second Amended and Restated Revolving Note in substantially the form attached hereto as Exhibit "B", which promissory note shall be deemed to be a "Note" under the
     -----------
     Loan Agreement and the other Loan Documents for all purposes hereafter; and

          (d) receipt of any other documents or instruments that the Lender may reasonably request, certified by an officer of the Borrower if so requested.


     8.   EFFECT OF AMENDMENT; NO NOVATION.   Except for the amendments set
forth above and the amendment and restatement of the Amended and Restated Promissory Note pursuant to the Second Amended and Restated Promissory Note dated of even date herewith (the "Revolving Note"), the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Lender under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Lender expressly reserves the right to require strict compliance in all other respects. Except as set forth herein and in the Revolving Note, the amendments agreed to herein shall not constitute a modification of the Loan Agreement or any of the other Loan Documents, or a course of dealing with the Lender, at variance with the Loan Agreement or any of the other Loan Documents, such as to require further notice by the Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future. The terms of this Amendment are not intended to and do not serve as a novation as to the Loan Agreement or the Revolving Note or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Loan Agreement and the security created thereby.

     9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     10. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     12. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE AND ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A.     SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF
            -------------
THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT,
AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IN UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING
THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B.     RESERVATION OF RIGHTS.  NOTHING IN THIS INSTRUMENT, AGREEMENT OR
            ---------------------
DOCUMENT SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (ii) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     13. LOAN DOCUMENTS. This document shall be deemed to be a Loan Document for all purposes.
                    [Remainder of Page Intentionally Left Blank]









     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.
BORROWER:                           CPAC, INC.


                                    By: /s/ Thomas J. Weldgen
                                        --------------------------------
                                       Thomas J. Weldgen
                                       Chief Financial Officer

                                       Attest: /s/ Natalie S. Gayton
                                               -------------------------
                                             Name: Natalie Gayton
                                                   ---------------------
                                             Title: Sr Accountant
                                                    --------------------


                                          [CORPORATE SEAL]



LENDER:                             NATIONSBANK, N.A.


                                    By: /s/ Richard H. Schuller
                                        --------------------------------
                                       Richard H. Schuller
                                       Senior Vice President



                                  EXHIBIT "A"
                                      TO
       SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT


Atlanta Commercial Division
600 Peachtree St., N. E.
19th Floor
Atlanta, GA.  30308
Tel. 404-607-5805


NATIONSBANK



June 19, 1998

Mr. Thomas J. Weldgen
Chief Financial Officer
CPAC, Inc.
2364 Leicester Road
Leicester, New York  14481

Dear Tom,

NationsBank ("Bank") is pleased to offer CPAC, Inc. ("Borrower") the following increase in amount, and extension of, its revolving credit line:

Extension & Increase in CPAC's Existing Revolving Line of Credit
(Changes Only)

-------------------------------------------------------------------------------
LOAN AMOUNT:                  Increased to $20,000,000 from $10,000,000
-----------

MATURITY DATE:                Extended to October 31, 2000
-------------
INTEREST RATE:                See attached Schedule "A"
-------------

FEES:                         See attached Schedule "A"
----

COVENANTS:                    Will remain the same as existing agreement with
---------                     the exception of those modifications outlined on
                              attached Schedule "B"
-------------------------------------------------------------------------------

The changes to existing credit facility shall be evidenced by the following where necessary:

DOCUMENTS:  The obligation of the Borrower hereunder shall be evidenced by a
---------
Promissory Note, Security Agreement, UCC Financing Statement or other such documents and assurances as the Bank may request from Borrower and its officers in order to make the Loans in a form satisfactory to the Bank and its counsel.



Mr. Thomas Weldgen
June 19, 1998


EXPENSES:  The Borrower shall pay all costs and expenses incurred by NationsBank
--------
in connection with the negotiation and preparation of the Loan documentation, whether or not the credit facilities are actually closed, including the fees and expenses of counsel if necessary.

COUNTERPARTS: This Letter Agreement may be executed simultaneously in two or ------------more counterparts, each of which shall be deemed an original for evidentiary purposes, but all of which together shall constitute one and the same instrument.

SUCCESSORS AND ASSIGNS:  This Letter Agreement shall be binding on all parties
----------------------
thereto, their successors, assigns and representatives.

DEFAULT:  Borrower shall be in default under this Letter Agreement and under any
-------
and all promissory notes executed by Borrower in favor of Bank and any and all other documents, instruments, security agreements, guarantees executed and/or delivered by Borrower in connection with the Loan (collectively, the "Loan Documents"), if it shall default in the payment of any amounts due and owing under the Loan or any other obligation of Borrower to Bank or to some other party or should it fail to timely and properly perform, keep and observe any term, covenant, agreement or condition in this Letter Agreement or any of the Loan Documents.

MATERIAL ADVERSE CHANGE:  This Letter Agreement is conditioned upon there having
-----------------------
occurred no act, omission or undertaking which would, singly or in the aggregate, have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its subsidiaries, or of any guarantor, or upon the ability of the Borrower to perform any material obligations arising under the Loan Documents.

ACCEPTANCE AND SURVIVAL:  The terms and provisions of this Letter Agreement
-----------------------
shall not survive the closing of the Loan, the delivery of all documents necessary to carry out the provision of this Letter Agreement, and the funding and making of advances and disbursements hereunder. If the terms and conditions of the Letter Agreement meet with your approval, please indicate your acceptance by signing and returning the original to us. This Letter Agreement shall become null and void if not accepted within ten (30) working days of the date hereof, and the Loans closed within sixty (60) working days of the date hereof.

ARBITRATION:  Any controversy or claim between or among the parties hereto
-----------
including but not limited to those arising out of or relating to this Agreement or any related instruments, agreements or documents including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), and the rules of practice and procedure for the arbitration of commercial disputes of J.A.M.S./Endispute,



Mr. Thomas Weldgen
June 19, 1998

or any successor thereto, as supplemented by any special rules set forth in any of the Loan Documents. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.


Sincerely,

/s/ Richard H. Schuller

Richard H. Schuller
Senior Vice President

Acknowledged and agreed to this  19th  day of   June   , 1998.
                                ------        ---------    --

CPAC, Inc.



By: /s/ Thomas J. Weldgen
    ----------------------
    Thomas J. Weldgen
    Vice President of Finance
       and Chief Financial Officer





                                  EXHIBIT "A"

Rate options for Revolver (rates are floating 30 day LIBOR)
-----------------------------------------------------------

Funded Debt to EBITDA           Rate           Unused Fee
---------------------------------------------------------

    < 1.0                    Libor + 75bps        1/8%
    > 1.0 < 1.5              Libor + 100 bps      1/8%
          -
    > 1.5 < 2.0              Libor + 125 bps      1/8%
          -
    > 2.0 < 2.25             Libor + 150 bps      1/8%
          -
    > 2.25 < 3.0             Libor + 200 bps      1/8%
           -

Rates will change quarterly based on the funded debt to EBITDA index as calculated at quarter end on a rolling 4 quarter basis.





                                  EXHIBIT "B"

Amendments to Article III of Loan Agreement
-------------------------------------------

1.  Section 3.09 shall be eliminated in its entirety ("Current Ratio")

2. Section 3.12 shall be amended to use $50,000,000 as the base minimum net worth as of the fiscal year end 3/31/98. The additions to net worth calculations shall remain the same.

3. Section 3.13 shall be amended to change the Funded Debt to Cash Flow Ratio from 2.25:1.0 Maximum to 3.0:1.0 Maximum.

4. A new covenant shall be added regarding Debt Service Coverage. The Covenant shall be defined as follows. The Borrower shall maintain a Debt Service Coverage ratio of not less than 1.5:1.0. Debt Service Coverage shall be defined as follows:

    Net Income + Depreciation & Amortization - Dividends + Interest Expense
    -----------------------------------------------------------------------
    Current Maturities of Long Term Debt & Capital Leases + Interest Expense

    Debt Service Coverage shall be measured on a rolling 4 quarter basis at the end of each fiscal quarter.

5. A new covenant shall be added that shall state: The Borrower shall be permitted to make an acquisition(s) without Bank approval or notification whereby the gross consideration for said acquisition(s) is not more than $5,000,000 (cash or stock, including the assumption of liabilities, as permitted under the loan covenants) in one fiscal year. In the event the Borrower desires to make an acquisition(s) that exceed $5,000,000 in one fiscal year, the Borrower shall do so only with the written approval of the Bank. In the event of the latter, the Borrower shall submit a proforma income statement and balance sheet of the combined entities for the immediately preceding 12 months based on actual results, along with a proforma income statement and balance sheet for the following 12 months. The Bank shall use this information, along with any other information that may be requested from the Borrower regarding the proposed transaction, to determine its approval.

6. Capital Expenditures will be limited to $5,000,000 in the aggregate in any one fiscal year without the approval of the Bank.


                                  EXHIBIT "B"
                                       TO
         SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

                    Amendments and Supplements to Commitment

                                July 10, 1998


NationsBank, N.A.
600 Peachtree Street, N.E.19th Floor
Atlanta, Georgia  30302

Attn:  Richard H. Schuller

            Re:     CPAC, Inc. - Affirmation of Guaranty

Gentlemen:

     Each of the undersigned has executed in your favor a Guaranty dated as of the date set forth next to the signature of each of the undersigned below, pursuant to the terms of which each of the undersigned has guarantied all obligations, liabilities and indebtedness of CPAC, Inc. to NationsBank, N.A. f/k/a NationsBank, N.A. (South) (the "Lender"), however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due and any and all extensions, renewals, modifications or substitutions of any of the foregoing (collectively, the "Liabilities"). The undersigned have been advised that Lender on this date is extending further financial accommodations to CPAC, Inc. This letter will evidence the consent of each of the undersigned to the incurrence by CPAC, Inc. of certain Liabilities, as well as certain other documents, agreements or reports with respect thereto. Each of the undersigned hereby affirms and agrees that its guaranty shall remain binding and enforceable in full force and effect according to its terms and shall guaranty the Liabilities of CPAC, Inc. and subsidiaries heretofore incurred, incurred on the date hereof and hereafter incurred.

                                 Sincerely,

                           ALLIED DIAGNOSTIC IMAGING RESOURCES, INC. (F/K/A ALLIED PHOTO PRODUCTS CO., INC.)

                                 By: /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                       Name: Thomas J. Weldgen
                                             ---------------------------------
                                       Title: Vice President Finance & CFO
                                              --------------------------------

                                 Date of Guaranty:  12/9/92 and 2/9/94

NationsBank, N.A.
July 10, 1998
Page 2


                              TREBLA CHEMICAL COMPANY

                                 By: /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                       Name: Thomas J. Weldgen
                                             ---------------------------------
                                       Title: Vice President Finance & CFO
                                              --------------------------------

                                 Date of Guaranty:  12/9/92


                              PRS, INC.


                                 By: /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                       Name: Thomas J. Weldgen
                                             ---------------------------------
                                       Title: Vice President Finance & CFO
                                              --------------------------------
                                 Date of Guaranty:  12/9/92

                              CPAC - EUROPE


                                 By: /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                       Name: Thomas J. Weldgen
                                             ---------------------------------
                                       Title: Vice President Finance & CFO
                                              --------------------------------

                                 Date of Guaranty:  2/9/94


                              THE FULLER BRUSH COMPANY, INC.


                                 By: /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                       Name: Thomas J. Weldgen
                                             ---------------------------------
                                       Title: Vice President Finance & CFO
                                              --------------------------------

                                 Date of Guaranty:  10/13/94




                                   EXHIBIT "C"

                             Form of Revolving Note

                  SECOND AMENDED AND RESTATED PROMISSORY NOTE


Date:  July 10, 1998                                Amount: $20,000,000.00
                                           Maturity Date: October 31, 2000


WHEREAS, pursuant to that certain Promissory Note dated December 9, 1992, as amended by that certain Note Modification Agreement dated December 16, 1993, as further amended by that certain Second Note Modification Agreement dated
October 13, 1994 (as amended, the "Original Promissory Note"), CPAC, INC., a New York corporation ("Borrower") obtained from NATIONSBANK, N.A. (formerly known as NationsBank, N.A. (South), and hereinafter, together with its successors and assigns, called the "Lender"), a revolving loan not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00) with a maturity date of October 31, 1996;

WHEREAS, Borrower and Lender are parties to that certain Second Amended and Restated Loan Agreement dated as of October 13, 1994, as amended by First Amendment thereto dated as of October 31, 1996 (as amended, the "Loan Agreement"), pursuant to which the revolving loan obtained from the lender was increased to Ten Million Dollars ($10,000,000.00) with a maturity date of October 31, 1999;

WHEREAS, Borrower and Lender are parties to the Second Amendment to Loan Agreement dated as of July 10, 1998, whereby the Borrower has requested that the Original Promissory Note be modified to increase the amount, extend the maturity date thereof and as otherwise hereinafter set forth and Lender has agreed to such modification;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, one and no/100 dollar ($1.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement and further to amend and restate the Original Promissory Note subject to the terms and conditions set forth herein.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at NationsBank, N.A., P.O. Box 1232, Charlotte, North Carolina 28201-1232 or such other place as Lender may designate in writing to the Borrower, without set-off, counterclaim or reduction of any kind, the principal sum of TWENTY MILLION AND 00/100s DOLLARS ($20,000,000.00) of United States funds, or, if less, so much thereof as may from time to time be advanced by Lender to Borrower and is outstanding hereunder, plus interest as hereinafter provided.

THIS NOTE IS GIVEN IN REPLACEMENT OF THE ORIGINAL PROMISSORY NOTE AND SHALL NOT CONSTITUTE A NOVATION WITH RESPECT TO SUCH NOTES OR THE INDEBTEDNESS EVIDENCED THEREBY.

1.   RATE.   The Rate shall be, at Borrower's option, the Prime Rate, the LIBOR
Basis or the LIBOR 30-day Rate.

PRIME RATE. The Prime Rate, plus zero percent (0%), per annum. The "Prime Rate" is the fluctuating rate of interest established by Lender from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Lender as an index and may or may not at any time be the best or lowest rate charged by Lender on any loan.

LIBOR BASIS. The LIBOR Basis shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the LIBOR Rate divided by
(ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The "LIBOR Rate" is, for any advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                                       --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of such rates. The "Interest Period" is thirty (30) days. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower hereunder. The "LIBOR Reserve Percentage" is the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

LIBOR 30-DAY RATE. The LIBOR 30-day Rate shall mean a simple per annum interest rate equal to the sum of the LIBOR 30-day Rate plus the Applicable Margin. The "LIBOR 30-day Rate" shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the first Business Day of each month for a thirty day period. If for any reason such rate is not available, the term "LIBOR 30-day Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the first Business Day of each month for a thirty (30) day period; provided, however, if more than one rate is
                              --------  -------
specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of such rates. "Business Day" is a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in Atlanta, Georgia and London, England, as relevant to the determination to be made or the action to be taken.


APPLICABLE MARGIN. The Applicable Margin shall be the interest rate margin determined by Lender based upon the ratios for the most recent fiscal quarter end, effective as of the first Business Day of the month after the financial statements referred to in Section 3.6 of the Loan Agreement are required to be furnished by Borrower to Lender for the fiscal quarter most recently ended, determined as follows:

      Funded Debt to Cash Flow                        Applicable Margin
      ------------------------                        -----------------

     Greater than 2.25 but less than
     or equal to 3.0                                        2.0%

     Greater than 2.0 but less than
     or equal to 2.25                                       1.5%

     Greater than 1.5 but less than
     or equal to 2.0                                        1.25%

     Greater than 1.0 but less than
     or equal to 1.5                                        1.0%

     Less than 1.0                                           .75%


Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Georgia; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2. ACCRUAL METHOD. Interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option. Principal shall be paid in full in a single payment on October 31, 2000. Interest thereon shall be paid monthly, on the first day of each Interest Period, and continuing on the first day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Lender, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Lender shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Lender records of the amounts borrowed from time to time shall be conclusive proof thereof.

6. AUTOMATIC PAYMENT. Borrower has elected to authorize Lender to effect payment of sums due under this Note by means of debiting Borrower's account number 07908684. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. "INTEREST" LIMITED. As used in this Note and for the purposes of Section 7-4-2 of the Official Code of Georgia Annotated, or any successor thereto, the term "interest" does not include any fees (including, but not limited to, the Loan Fee) or other charges imposed on Borrower in connection with the indebtedness evidenced by this Note, other than the interest described above.

9. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Lender. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Lender, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Lender, pay to Lender any loss or expense which Lender may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Lender actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Lender shall be conclusive, absent a manifest error in computation.

10. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

11. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Lender in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall request from time to time; (i) the entry of a judgment against any Obligor which Lender deems to be of a material nature, in Lender's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Lender that it is insecure for any reason; (l) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

12. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

13. NON-WAIVER. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

14. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Georgia. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Georgia or the United States located within the State of Georgia and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

15. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

17. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

            B.  RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION
               SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
               TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. Lender MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      CPAC, INC., a New York corporation


                                      By: /s/ Thomas J. Weldgen
                                          -------------------------------------
                                         Name: Thomas J. Weldgen
                                               --------------------------------
                                         Title: Vice President Finance and CFO
                                                ------------------------------

                                         Attest: /s/ Natalie S. Gayton
                                                 ------------------------------
                                         Name: Natalie S. Gayton
                                               --------------------------------
                                         Title: Sr Accountant
                                                -------------------------------


                                             [Corporate Seal]



                                  EXHIBIT "D"

                     CONTINUING AND UNCONDITIONAL GUARANTY
===============================================================================
BANK:                                   | GUARANTOR:
                                        |
NationsBank, N.A.                       | CPAC Italia, SRL
600 Peachtree Street, N.E.              | f/k/a Chimifoto Ornano
19th Floor                              | Via Bolzano 29
Atlanta, Fulton County, GA  30308       | Milano  20127
                                        | Italy
Attn:  Mr. Richard H. Schuller          |
                                        |
===============================================================================

"BORROWER":      CPAC, INC.
           --------------------------------------------------------------------
                                                     (Borrower's Name)

1.   GUARANTY.  FOR VALUE RECEIVED, and to induce NationsBank, N.A. (Attn:
Richard H. Schuller) ("Bank") to make loans or advances or to extend credit or other financial accommodations or benefits, with or without security, to or for the account of Borrower, the undersigned "Guarantor", if more than one, then each of them jointly and severally, hereby irrevocably and unconditionally guarantees to Bank the full and prompt payment when due, whether by acceleration or otherwise, of any and all Liabilities (as hereinafter defined) of Borrower to Bank. This Guaranty is continuing and unlimited as to the amount, and is cumulative to and does not supersede any other guaranties.

Guarantor further unconditionally guarantees the faithful, prompt and complete compliance by Borrower with all Obligations (as hereinafter defined). The undertakings of Guarantor hereunder are independent of the Liabilities and Obligations of Borrower and a separate action or actions for payment, damages or performance may be brought or prosecuted against Guarantor, whether or not an action is brought against Borrower or to realize upon the security for the Liabilities and/or Obligations, whether or not Borrower is joined in any such action or actions, and whether or not notice is given or demand is made upon Borrower.

Bank shall not be required to proceed first against Borrower, or any other person, or entity, whether primarily or secondarily liable, or against any collateral held by it, before resorting to Guarantor for payment, and Guarantor shall not be entitled to assert as a defense to the enforceability of the Guaranty any defense of Borrower with respect to any Liabilities or Obligations.

2. PARAGRAPH HEADINGS, GOVERNING LAW AND BINDING EFFECT. Guarantor agrees that the paragraph headings in this Guaranty are for convenience only and that they will not limit any of the provisions of this Guaranty. Guarantor further agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia and applicable United States federal law. Guarantor further agrees that this Guaranty shall be deemed to have been made in the State of Georgia at Bank's address indicated above, and shall be governed by, and construed in accordance with, the laws of the State of Georgia, or the United States courts located within the State of Georgia, and is performable in the State of Georgia. This Guaranty is binding upon Guarantor, his, their or its executors, administrators, successors or assigns, and shall inure to the benefit of Bank, its successors, indorsees or assigns. Anyone executing this Guaranty shall be bound by the terms hereof without regard to execution by anyone else.

3.   DEFINITIONS.

     A.  "Guarantor" shall mean Guarantor or any one or more of them.

     B. "Liability" or "Liabilities" shall mean without limitation, all liabilities, overdrafts, indebtedness, and obligations of Borrower and/or Guarantor to Bank, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now or hereafter existing, or held or to be held by Bank for its own account or as agent for another or others, whether created directly, indirectly, or acquired by assignment or otherwise, including but not limited to all extensions or renewals thereof, and all sums payable under or by virtue thereof, including without limitation, all amounts of principal and interest, all expenses (including reasonable attorney's fees and cost of collection) incurred in the collection thereof or the enforcement of rights thereunder (including without limitation, any liability arising from failure to comply with state or federal laws, rules and regulations concerning the control of hazardous waste or substances at or with respect to any real estate securing any loan guaranteed hereby), whether arising in the ordinary course of business or otherwise. If Borrower is a partnership, corporation or other entity the term "Liability" or "Liabilities" as used herein shall include all Liabilities to Bank of any successor entity or entities.

     C. "Loan Documents" shall mean all deeds to secure debt, deeds of trust, mortgages, security agreements and other documents securing payment of the Liabilities and all notes and other agreements, documents, and instruments evidencing or relating to the Liabilities and Obligations.

     D. "Obligation" or "Obligations" shall mean all terms, conditions, covenants, agreements and undertakings of Borrower and/or Guarantor under all notes and other documents evidencing the Liabilities, and under all deeds to secure debt, deeds of trust, mortgages, security agreements and other agreements, documents and instruments executed in connection with the Liabilities or related thereto.

4. WAIVERS BY GUARANTOR. Guarantor waives notice of acceptance of this Guaranty, notice of any Liabilities or Obligations to which it may apply, presentment, demand for payment, protest, notice of dishonor or nonpayment of any Liabilities, notice of intent to accelerate, notice of acceleration, and notice of any suit or the taking of other action by Bank against Borrower, Guarantor or any other person, any applicable statute of limitations and any other notice to any party liable on any Loan Document (including Guarantor).

Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any other Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against Borrower or against any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

Guarantor also waives the benefits of any provision of law requiring that Bank exhaust any right or remedy, or take any action, against Borrower, any Guarantor, any other person and/or property including but not limited to the provisions of the Official Code of Georgia Section10-7-24 and the Official Code of Georgia Section11-3-601, as amended, or otherwise.

Bank may at any time and from time to time (whether before or after revocation or termination of this Guaranty) without notice to Guarantor (except as required by law), without incurring responsibility to Guarantor, without impairing, releasing or otherwise affecting the Obligations of Guarantor, in whole or in part, and without the indorsement or execution by Guarantor of any additional consent, waiver or guaranty: (a) change the manner, place or terms of payment, or change or extend the time of or renew, or change any interest rate or alter any Liability or Obligation or installment thereof, or any security therefor;
(b) loan additional monies or extend additional credit to Borrower, with or without security, thereby creating new Liabilities or Obligations the payment or performance of which shall be guaranteed hereunder, and the Guaranty herein made shall apply to the Liabilities and Obligations as so changed, extended, surrendered, realized upon or otherwise altered; (c) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities or Obligations and any offset there against; (d) exercise or refrain from exercising any rights against Borrower or others (including Guarantor) or act or refrain from acting in any other manner; (e) settle or compromise any Liability or Obligation or any security therefor and subordinate the payment of all or any part thereof to the payment of any Liability or Obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; (f) release or compromise any Liability of Guarantor hereunder or any Liability or Obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; or (g) apply any sums from any sources to any Liability without regard to any Liabilities remaining unpaid.

5. SUBORDINATION. Upon demand of Bank, Guarantor agrees that it will not demand, take or receive from Borrower, by set-off or in any other manner, payment of any debt, now and at any time or times hereafter owing by Borrower to Guarantor unless and until all the Liabilities and Obligations shall have been fully paid and performed, and any security interest, liens or encumbrances which Guarantor now has and from time to time hereafter may have upon any of the assets of Borrower shall be made subordinate, junior and inferior and postponed in priority, operation and effect to any security interest of Bank in such assets.

6. WAIVERS BY BANK. No delay on the part of Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Guarantor to Bank in any other respect at any other time.

7. TERMINATION. This Guaranty shall be binding on each Guarantor until written notice of revocation signed by such Guarantor or written notice of the death of such Guarantor shall have been received by Bank, notwithstanding change in name, location, composition or structure of, or the dissolution, termination or increase, decrease or change in personnel, owners or partners of Borrower, or any one or more of Guarantors. No notice of revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Liabilities or Obligations that shall have been committed, created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank prior to receipt of such notice.

The sole effect of such notice of revocation or termination hereof shall be to exclude from this Guaranty, Liabilities or Obligations thereafter arising that are unconnected with Liabilities or Obligations theretofore arising or transactions entered into theretofore.

In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Liabilities existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Liabilities existing at that time, but also as to Liabilities thereafter incurred by Borrower to Bank.

8. PARTIAL INVALIDITY AND/OR ENFORCEABILITY OF GUARANTY. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document as it may apply to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

In the event Bank is required to relinquish or return the payments, the collateral or the proceeds thereof, in whole or in part, which had been previously applied to or retained for application against any Liability, by reason of a proceeding arising under the Bankruptcy Code, or for any other reason, this Guaranty shall automatically continue to be effective notwithstanding any previous cancellation or release effected by Bank.

9. CHANGE OF STATUS. Guarantor will not become a party to a merger or consolidation with any other company, except where Guarantor is the surviving corporation or entity, and all covenants under this Guaranty are assumed by the surviving entity. Further, Guarantor may not change its legal structure, without the written consent of Bank and all covenants under this Guaranty are assumed by the new or surviving entity. Guarantor further agrees that this Guaranty shall be binding, legal and enforceable against Guarantor in the event Borrower changes its name, status or type of entity.

10. FINANCIAL AND OTHER INFORMATION. Guarantor agrees to furnish to Bank any and all financial information and any other information regarding Guarantor and/or collateral requested in writing by Bank within ten (10) days of the date of the request. Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty, and Guarantor will continue to make such investigation; and in entering into this Guaranty Guarantor has not relied upon any representation of Bank as to the financial condition, operation or creditworthiness of Borrower. Guarantor further agrees that Bank shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower on behalf of Guarantor or to provide Guarantor with any credit or other information which may come to its attention now or hereafter.

11. NOTICES. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action to the address of Guarantor or Bank, at their respective addresses indicated at the beginning of this Guaranty, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

12. GUARANTOR DUTIES. Guarantor shall upon notice or demand by Bank promptly and with due diligence pay all Liabilities and perform and satisfy all Obligations for the benefit of Bank in the event of (a) the occurrence of any default under any Loan Documents; (b) the failure of any Borrower or Guarantor to perform any obligation or pay any liability or indebtedness of any Borrower or Guarantor to Bank, or to any affiliate of Bank, whether under any Note, Guaranty, or any other agreement, now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration); (c) the failure of any Borrower or Guarantor to pay or perform any other liability, obligation or indebtedness of any Borrower or Guarantor to any other party; (d) the death of any Borrower or Guarantor (if an individual); (e) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (f) the commencement of a proceeding against any Borrower or Guarantor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Borrower or Guarantor or the merger or consolidation of any Borrower or Guarantor with or into another entity; (g) the insolvency, or the business failure of, or the appointment of a custodian, trustee, liquidator or receiver for or of any of the property of, or the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Borrower or Guarantor; (h) the sole determination by Bank that any representation or warranty to Bank in any Loan Document or otherwise to Bank was untrue or materially misleading when made; (i) the failure of Guarantor or Borrower to timely deliver such financial statements including tax returns and all schedules, or other statements of condition or other information, as Bank shall request from time to time; (j) the entry of a judgment against Borrower or Guarantor which Bank deems to be of a material nature in the sole discretion of Bank; (k) the seizure or forfeiture of any of Borrower or Guarantor's property, or the issuance of any writ of possession, garnishment or attachment, or any turnover order; (l) the sole determination by Bank that Guarantor or Borrower jointly or severally, has suffered a material adverse change in its financial condition; (m) the determination by Bank that for any reason it is insecure; (n) any lien or additional security interest being placed upon any collateral which is security for any Loan Document; or (o) the failure of Borrower's business to comply with any law or regulation controlling the operation of Borrower's business.

13. REMEDIES. Upon the failure of Guarantor to fulfill its duty to pay all Liabilities and perform and satisfy all Obligations as required hereunder, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law, and without limiting the generality of the foregoing, Bank may, at its option and without notice or demand: (a) declare any Liability due and payable at once; (b) take possession of any collateral pledged by Borrower or Guarantor wherever located, and sell, resell, assign, transfer and deliver all or any part of said collateral of Borrower or Guarantor at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale, and Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said collateral to be sold, free from and discharged of all trusts, claims, rights or redemption and equities of Borrower or Guarantor whatsoever; Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and (c) set-off against any or all liabilities of Guarantor all money owed by Bank or any of its agents or affiliates in any capacity to Guarantor whether or not due, and also set-off against all other Liabilities of Guarantor to Bank all money owed by Bank in any capacity to Guarantor, and if exercised by Bank, Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

Bank shall have a properly perfected security interest in all of Guarantor's funds on deposit with Bank to secure the balance of any Liabilities and/or Obligations that Guarantor may now or in the future owe Bank. Bank is granted a contractual right of set-off and will not be liable for dishonoring checks or withdrawals where the exercise of Bank's contractual right of set-off or security interest results in insufficient funds in Guarantor's account. As authorized by law, Guarantor grants to Bank this contractual right of set-off and security interest in all property of Guarantor now or at anytime hereafter in the possession of Bank, including but not limited to any joint account, special account, account by the entireties, tenancy in common, and all dividends and distributions now or hereafter in the possession or control of Bank.

14. ATTORNEY FEES, COST AND EXPENSES. Guarantor shall pay all costs of collection and reasonable attorney's fees, including reasonable attorney's fees in connection with any suit, mediation or arbitration proceeding, out of Court payment agreement, trial, appeal, bankruptcy proceedings or otherwise, incurred or paid by Bank in enforcing the payment of any Liability or defending this agreement.

15. COLLATERAL. Bank at all times and from time to time shall have the right to require Guarantor to deliver to Bank collateral satisfactory to Bank to secure Guarantor's undertakings hereunder and/or the Liabilities of Guarantor hereunder.

[ ] CHECK IF APPLICABLE. In addition to the provisions stated above, Guarantor hereby pledges, assigns and grants to Bank a security interest in and title to the collateral described in the security agreement, deed of trust, deed to
secure debt, mortgage or other collateral instrument dated                   ,
                                                           ------------------
19      which collateral, except for any margin stock (as defined in Regulation
  -----
U of the Board of Governors of the Federal Reserve System), shall secure this Guaranty, whether currently existing or arising in the future. Guarantor agrees to execute such security agreements, financing statements and other documents as Bank may reasonably require or request to obtain and perfect its security interest in said collateral.

16. PRESERVATION OF PROPERTY. Bank shall not be bound to take any steps necessary to preserve any rights in any property pledged as collateral to Bank to secure Borrower and/or Guarantor's Liabilities and Obligations as against prior parties who may be liable in connection therewith, and Borrower and Guarantor hereby agree to take any such steps. Bank, nevertheless, at any time, may (a) take any action it deems appropriate for the care or preservation of such property or of any rights of Borrower and/or Guarantor or Bank therein; (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property pledged as collateral, to Bank to secure Borrower and/or Guarantor's Liabilities to Bank;
(c) compromise and settle with any person liable on such property; or (d) extend the time of payment or otherwise change the terms of the Loan Documents as to any party liable on the Loan Documents, all without notice to, without incurring responsibility to, and without affecting any of the Obligations or Liabilities of Guarantor.

17.ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

18. CONTROLLING DOCUMENT. To the extent that this Continuing and Unconditional Guaranty conflicts with or is in any way incompatible with any other Loan Document concerning this Obligation, any promissory note shall control over any other document, and if such promissory note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

19. EXECUTION UNDER SEAL. This Guaranty is being executed under seal by Guarantor.

20. NOTICE OF FINAL AGREEMENT. THIS WRITTEN CONTINUING AND UNCONDITIONAL GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed under seal on this 10th day of July, 1998.

WITNESSED BY:                            Guarantor:

--------------------------               ---------------------------------(Seal)


--------------------------               ---------------------------------------
Print Name and Title                     Print Individual's Name


                                         CORPORATE OR PARTNERSHIP GUARANTOR:


                                         CPAC Italia, SRL
--------------------------               ---------------------------------------
                                         Name of Corporation, Partnership, etc.

                                         By:  /s/ Thomas J. Weldgen   (Seal)
                                            --------------------------

                                         Name:  Thomas J. Weldgen
                                              ----------------------------------

                                         Title:  Vice President Finance &
                                               ---------------------------------
                                                 Chief Financial Officer
                                               ---------------------------------
                                         Attest (If Applicable]
                                              /s/ Natalie S. Gayton
                                                          [Corporate Seal]




INDIVIDUAL ACKNOWLEDGMENT

State of                 )
        --------------
                         )
County of                )
         -------------

This instrument was acknowledged before me on       , 19   , by               ,
                                             -------    ---    ---------------
                                                                 (Guarantor)


(Seal)
                                         ---------------------------------------
                                         Notary Public
                                         in and for the State of
                                                                ----------------


---------------------------              ---------------------------------------
My Commission Expires                    Print Name of Notary



CORPORATE ACKNOWLEDGMENT



State of  New York       )
         -------------
                         )
County of  Livingston    )
          ------------

This instrument was acknowledged before me on July 10, 1998, by  Thomas J.
                                              -------    --      ----------
Weldgen, Chief Financial Officer of CPAC Italia, SRL, a corporation organized
-------  -----------------------
under the laws of Italy, on behalf of said corporation.

                                         /s/ Francine A. Valentino
                                         ---------------------------------------
(Seal)                                   Notary Public
                                         in and for the State of  New York
                                                                 ---------------

  12/23/98                               Francine A. Valentino
----------------------                   ---------------------------------------
My Commission Expires                    Print Name of Notary

::ODMA\PCDOCS\ATL\222510\1
                                               [Notary Seal]






                                  EXHIBIT "E"
                                       TO
         SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT



                          CERTIFICATE AS TO NO DEFAULT
                              AND RELATED MATTERS


    The undersigned, being the Chief Financial Officer of CPAC, INC., a New York corporation (the "Borrower"), in connection with the Second Amendment to Second Amended and Restated Loan Agreement dated as of July 10 , 1998 between
                                                            ----
the Borrower and NationsBank, N.A., a national banking association (the "Lender") (the "Amendment"), hereby certifies that:

          (a) He is the Chief Financial Officer of Borrower and is authorized and empowered to issue this certificate in such capacity for and on behalf of the Borrower;

          (b)  The representations and warranties set forth in Section 6 of the
                                                               ---------
    Amendment, the terms of which are incorporated herein by reference, are true and correct in all respects on and as of the date hereof;

          (c) On the date hereof, and after giving effect to the transactions contemplated under the Amendment, no Event of Default (as defined in the Second Amended and Restated Loan Agreement dated as of October 13, 1994 between the Borrower and Lender) has occurred or is continuing, and there has been no material adverse change in the financial condition of the Borrower; and

          (d) Borrower is, on the date hereof, in compliance with all the terms and conditions set forth in the Amendment, on its part to be observed and performed, which terms and conditions are incorporated herein by reference.

    IN WITNESS WHEREOF, the undersigned have set his hands and seal this  10th
                                                                          ------
day of July, 1998.



                                    CPAC, INC.


                                    By:  /s/ Thomas J. Weldgen
                                         -------------------------------
                                         Thomas J. Weldgen
                                         Chief Financial Officer